UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2021, the Board of Directors (the “Board”) of Farmland Partners Inc. (the “Company”) increased the size of the Board from seven directors to eight directors and appointed Danny D. Moore as an independent director, effective immediately, to fill the vacancy created by the increase in the number of directors. Mr. Moore will serve until the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) or until his successor is duly elected and qualifies.

The Board affirmatively determined that Mr. Moore is an independent director within the meaning of the New York Stock Exchange listing standards. Mr. Moore has not been named to any Board committees at this time.

Mr. Moore has served as the President of DeNOVO Solutions, LLC and Thornberry Consulting, LLC, which provide scientific, engineering, technical and operational support services to the United States Department of Defense, since 2012. Mr. Moore has served on the Board of Directors of the Leadership Program of the Rockies since 2019 and on the Board of Directors of the Colorado Business Roundtable since 2020 and previously served as a member of the Board of Advisors of the University of Denver’s Graduate School of Professional Psychology from 2018 to 2020. Prior to his retirement from service in 2005, Mr. Moore served 24 years in the United States Navy. Mr. Moore holds an undergraduate degree from Colorado Christian University and a Masters of Business Administration from the University of Phoenix.

Mr. Moore’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other non-employee directors. The Company has entered into an indemnification agreement with Mr. Moore in connection with his appointment to the Board, which is in substantially the same form as that entered into with the executive officers and other directors of the Company. Neither Mr. Moore nor any member of his immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01.         Regulation FD Disclosure.

On December 6, 2021, the Company issued a press release announcing the appointment of Mr. Moore to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1*	Press release dated December 6, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: December 6, 2021	By:	/s/ Luca Fabbri
Luca Fabbri
President